Exhibit 24

POWER OF ATTORNEY

The undersigned in his or her capacity as a director of SpartanNash Company, does hereby appoint ILEANA MCALARY and JASON MONACO or either of them, his or her attorneys or attorney, with full power of substitution, to execute in his or her name an Annual Report of SpartanNash Company on Form 10-K for its fiscal year ended December 28, 2024, and any amendments to that report, and to file it with the Securities and Exchange Commission or other regulatory authority. Each attorney shall have power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act to be done in the premises as fully and to all intents and purposes as the undersigned could do in person, and the undersigned hereby ratifies and approves the acts of such attorneys.

Signature:	/s/ M. Shân Atkins	Signature:	/s/ Fred Bentley, Jr.
Print Name:	M. Shân Atkins	Print Name:	Fred Bentley, Jr.
Title:	Director	Title:	Director
Date:	February 26, 2025	Date:	February 26, 2025

Signature:	/s/ Douglas A. Hacker	Signature:	/s/ Dorlisa K. Flur
Print Name:	Douglas A. Hacker	Print Name:	Dorlisa K. Flur
Title:	Chairman of the Board	Title:	Director
Date:	February 26, 2025	Date:	February 26, 2025

Signature:	/s/ Kerrie D. MacPherson	Signature:	/s/ Julien R. Mininberg
Print Name:	Kerrie D. MacPherson	Print Name:	Julien R. Mininberg
Title:	Director	Title:	Director
Date:	February 26, 2025	Date:	February 26, 2025

Signature:	/s/ Jaymin B. Patel	Signature:	/s/ Pamela S. Puryear, Ph.D.
Print Name:	Jaymin B. Patel	Print Name:	Pamela S. Puryear, Ph.D.
Title:	Director	Title:	Director
Date:	February 26, 2025	Date:	February 26, 2025